Financial Statements

OLAREGEN THERAPEUTIX INC.

Period from inception (April 24, 2018) to June 30, 2018

Report of Independent Registered Public Accounting Firm

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OLAREGEN THERAPEUTIX INC

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Olaregen Therapeutix Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Olaregen Therapeutix Inc. (the “Company”) as of June 30, 2018, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from inception (April 24, 2018) to June 30, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018, and the results of its operations and its cash flows for the period from inception (April 24, 2018) to June 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2018

Marlton, New Jersey

January 30, 2019

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OLAREGEN THERAPEUTIX INC
Balance Sheet
As of June 30, 2018

ASSETS
Intangible assets, net	$225,000
TOTAL ASSETS	$225,000

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expense - Related Party	$1,200
Total Current Liabilities	1,200
Commitments and contingencies
Stockholders’ Equity
Preferred Stock; $0.001 par value, 2,000,000 shares authorized;
Convertible Series A Preferred Stock: 800,000 shares Authorized, None issued or outstanding	—
Common Stock: $0.001 Par value, 10,000,000 shares authorized; 2,134,808 shares issued and outstanding	2,135
Stock subscription receivable	(1,235)
Additional paid-in capital	224,100
Accumulated deficit	(1,200)
Total Stockholders’ Equity	223,800
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$225,000

See accompanying notes to financial statements

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OLAREGEN THERAPEUTIX INC
Statement of Operations
For the period from inception (April 24, 2018) to June 30, 2018

Revenue	$—
Expense	1,200
Net Loss before Income Taxes	(1,200)
Income Tax	—
Net loss	$(1,200)

See accompanying notes to financial statements

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OLAREGEN THERAPEUTIX INC.
Statement of Changes in Stockholders’ Equity
For the period from inception (April 24, 2018) to June 30, 2018

	Common
	Shares	Amount	Additional Paid-in Capital	Stock Subscription Receivable	Accumulated Deficit	Total
Beginning Balance, April 24, 2018 (Inception)	—	$—	$—	$—	$—	$—
Common stock issued to founders	1,234,808	1,235	—	(1,235)	—	—
Common stock Issued to purchase IP rights	900,000	900	224,100	—	—	225,000
Net loss	—	—	—	—	(1,200)	(1,200)
Ending Balance, June 30, 2018	2,134,808	$2,135	$224,100	$(1,235)	$(1,200)	$223,800

See accompanying notes to financial statements

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OLAREGEN THERAPEUTIX INC.
Statement of Cash Flows
For the period from inception (April 24, 2018) to June 30, 2018

Cash flows from operating activities:
Net Loss	$(1,200)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities
Accrued expenses	1,200
Net cash used in operating activities	—

Cash and cash equivalents
Beginning of period	—
Ending of period	$—

Supplemental cash flow disclosures
Non-cash investing and financing activities
The Company issued 900,000 shares for purchase of the rights to the Excellagen Intellectual Property value at $225,000
The Company issued 1,234,808 common shares to its founders for $1,235
The Company is owed $1,235 from the founders.

See accompanying notes to financial statements

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OLAREGEN THERAPEUTIX INC

NOTES TO FINANCIAL STATEMENTS

From April 24, 2018 (inception) to June 30, 2018

1. NATURE OF OPERATIONS AND LIQUIDITY

Nature of Operations

Olaregen Therapeutix, Inc. (the “Company” or “Olaregen”) is a development stage company incorporated on April 24, 2018 under the laws of Delaware. The Company is a regenerative medicine company focused on the development, manufacturing and commercialization of products that fill unmet needs in the current wound care market. The Company aims to provide advanced healing solutions that substantially improve medical outcomes while lowering the overall cost of care. Olaregen's first product introduction, Excellagen is a topically applied product for dermal wounds and other indications. The Company is focused on advancing wound care including diabetic foot ulcers (DFU), venous leg ulcers and pressure ulcers.

Liquidity

The Company has not yet generated any revenue from the sale of products. The Company efforts have been principally devoted to identifying and acquiring the Intellectual Property, related to Excellagen. The Company has reported a net loss of $1,200 and cash flows from operating activities of $0 for the period from April 24, 2018 (inception) to June 30, 2018. Management believes that the Company has the required cash to continue as a going concern because subsequent to June 30, 2018, the Company raised approximately $1.3 million from the sale of Common stock and Convertible Preferred stock (see Note 9). In additional (as noted in Note 9) the Company received the two payments under the Generex Biotechnology Purchase of 51% of the Company outstanding shares for approximately $900,000 and expects to receive an additional $11.1 million by September 30, 2019.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of reporting cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and highly liquid investments with original maturities of 90 days or less to be cash and cash equivalents. From time to time cash balances exceed federal insurance limits.

Income Taxes

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax reporting bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Uncertain tax positions are evaluated and if appropriate, the amount of unrecognized tax benefits are recorded within deferred tax assets. Deferred tax assets are evaluated for realization based on a more-likely-than-not criterion in determining if a valuation allowance should be provided. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

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The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

The Company recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying statements of operations. As of June 30, 2018 no accrued interest or penalties were required to be included on the related tax liability line in the balance sheet.

Intangible Assets

The Company reviews the recoverability of definite-lived intangible assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of an intangible asset might not be recoverable. If required, the Company compares the estimated undiscounted future net cash flows to the related asset’s carrying value to determine whether there has been an impairment. If an asset is considered impaired, the asset is written down to fair value, which would be based either on discounted cash flows or appraised values in the period the impairment becomes known and estimable. The Company believes that all long-lived intangible assets are recoverable, and no impairment was deemed necessary at June 30, 2018.

Stock-based Compensation

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

No stock-based compensations costs were incurred from the April 24, 2018 (inception) to June 30, 2018.

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Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB and are adopted by the Company as of the specified effective date.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The effective date will be the first quarter of fiscal year 2020 with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the pending adoption of the new standard on the Company’s financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718); Improvements to Nonemployee Share-Based Payment Accounting. The new guidance aligns the accounting for share-based payment awards issued to employees and nonemployees. Under the new guidance, the existing employee guidance will apply to nonemployees share-based transactions, with the exception of specific guidance related to the attribution of compensation cost. The amendments in the new guidance are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, including in interim periods, but no earlier than an entity’s adoption of ASC 606. The Company does not believe that this ASU will have a significant impact on its financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

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3. INTANGIBLE ASSETS

In June 2018, the Company issued 900,000 shares of Common Stock for a deposit towards the purchase of the right to buy the license and intellectual property related to the Excellagen Product. The value of the shares was $225,000 based on the cash paid towards the initial deposit to purchase the Intellectual Property by the seller. The Company is also obligated to pay $53,000 in cash once the Company raise $2,500,000. See note 9 for additional information.

4. SUBSCRIPTION RECEIVABLE

Subscription receivable represents amount owed to the Company from the founders for the initial capitalization of the Company.

5. ACCRUED EXPENSES – RELATED PARTY

Profit Planners Management paid $1,200 for the Incorporation and Delaware Taxes for the Company. Profit Planners Management majority stockholder is the Company’s Chief Financial.

6. STOCKHOLDERS’ EQUITY

The Company has authorized 10,000,000 Common Stock and 2,000,000 Preferred Stock. See Note 8 for additional terms.

On April 24, 2018, the Company issued 1,234,808 shares of Common Stock to the founders at par, $0.001, for a total price of $1,235.

On June 20, 2018, the Company issued 900,000 shares of Common Stock as a deposit to purchase rights to buy the intellectual property related to the Excellagen Intelletual Property. The value of the deposit was $225,000.

7. INCOME TAXES

Net deferred tax assets (liabilities) as of June 30, 2018 is zero.

On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (“Tax Act”) which significantly changed the U.S. tax law. The Tax Act lowered the Company’s U.S. statutory federal income tax rate from 34% to 21% effective January 1, 2018.

The Company files tax returns as prescribed by the laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending tax examinations. The Company’s tax years are still open under the statue from 2018 to present.

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8. COMMITMENTS

From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of the Company’s business activities. The Company is not aware of any such legal proceedings or claims.

9. SUBSEQUENT EVENTS

Series A Convertible Preferred Stock Financing

On August 29, 2018, the Company entered into a Stock Purchase Agreement (“Agreement”) whereby the Company agreed to sell and issue to each purchaser Series A convertible preferred stock. The Company authorized the sale and issuance of 592,683 shares of Company’s Series A convertible preferred stock, par value of $0.001, for $1,000,000. If the Company’s cumulative net sales from the closing date to December 31, 2020 are less than $22,950,000, the Company will issue to each preferred stock holder a Series A warrant which will expire 10 years from the issuance date, to purchase a number of Series A convertible preferred stock equal to the Deficit Percentage Points multiplied by 1,778 multiplied by such preferred share holder’s pro rated shares.

As additional consideration for the Purchase Price, during the period commencing on the Closing Date and ending on the tenth anniversary of such date, each Preferred stock holder will be entitled to a payment equal to its Pro Rata Shares of 1% of the net sales of the Company to be calculated and paid quarterly within 30 days (With the first such payment due and payable following the quarter ending March 31, 2019 for any applicable Net Sales occurring prior to that date); provided that, after the Preferred stock holders have received royalties in the aggregate of $3,000,000 under this Royalty section, such royalty will decreased to 0.5% of the Net Sales of the Company; and provided further that the Preferred stock holders will in no event received more than of $4,000,000 in royalties in the aggregate(the “Royalties”).

Unless the holder or holders of a majority of the shares of Series A convertible preferred stock elect otherwise by written notice sent to the Company at least 10 days prior to the effective date of any such event, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, each holder of the Series A convertible preferred stock will be entitled to receive for each share of Series A convertible preferred stock, an amount in cash, or to the extent that cash is not available, property, out of the assets of the Company available for distribution to the stockholders, before any payment or distribution will be made on any Junior Securities, an amount equal to the Liquidation Value applicable to such share, plus any dividends declared.

The holders of Series A convertible preferred stock will be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, a portion of any dividends declared on shares of common stock, whether payable in cash, equal to the amount of the dividend that would have been payable in respect of the shares of common stock into which all outstanding shares of Series A convertible preferred stock could have been converted on the date of the declaration of the dividend.

The common stock and the Series A convertible preferred stock will vote together as a single class. Each holder of Series A convertible preferred stock will have the number of votes equal to the number of shares of common.

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At any time and from time to time, any holder of Series A convertible preferred stock may convert all or any portion of the Series A convertible preferred shares held by such holder into an equal number of shares of common stock.

If the holder or holders of at least two-thirds of the common stock that would issuable upon conversion of the Series A convertible preferred stock then outstanding will so elect, by vote or written consent, all of the outstanding Series A convertible preferred stock will automatically convert into shares of common stock upon such election, vote or consent and without any further action by the holders of such Series A convertible preferred stock and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent.

If the Company has a commitment for a Public Offering of shares of common stock (a “Qualified Public Offering”) for at least $25,000,000, and the sale price per stock in such offering is not less than four times the liquidation value of the Series A convertible preferred stock, then all of the outstanding Series A convertible preferred stocks will be automatically converted into shares of common stock.

Purchase of Excellagen Intellectual Property

In September 2018, the Company paid $425,000 in cash to complete the purchase of the Excellagen Intellectual Property. The Company is committed to pay an additional $3,350,000 as a royalty in future quarters or prepaid for $2,750,000. (See Note 3)

Common Stock

The Company sold and issued approximately 156,379 shares of Common Stock from July to October 2018 at $1.69 per shares totaling approximately $264,000.

Generex Biotechology Corporation. (“Generex”) Purchase of 51% of the Company’s outstanding shares On January 3, 2019, the Company sold 3,282,632 shares of common stock. The price payable to the Company for the Purchase Shares will be $3.66 per share for an aggregate sum of $12,000,000 (the “Purchase Price”). The Company received an initial deposit of $400,000 on November 27, 2018 for the purchase of 106,666 shares of the Company’s Common Stock and received a deposit of $500,000 on January 28, 2019 and promissory note receivable of $11,100,000 from Generex Biotechnology Corporation for the remaining 3,175,966 shares. The rate of interest is 7% and the remaining payments are due by September 30, 2019 pursuant to the agreement.

Employment agreements

The Company has entered into employment agreements with its Chief Executive Officer, Chief Operating Officer, Chief Marketing Officer, and Vice President of business development effective December 15, 2018.

On December 15, 2018 the Company entered into an amended employment agreement with its Chief Marketing Officer. The CMO annual salary will be $180,000 beginning December 15, 2018. In addition, she is eligible for a performance bonus of 40% of her annual salary. In addition, the CMO is entitled to a sign on bonus of $25,000 payable in March 2019. The CMO owns 150,000 shares of common stock that are subjected to a claw back if she leaves before thirty-six months starting June 1, 2018. If the CMO leaves before the thirty-six months, then the Company will repurchase the unvested shares at $0.001 per share.

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On December 15, 2018 the Company entered into an amended employment agreement with its Vice President of Sales and Strategic Alliances. The VP of Sales and Strategic Alliances’ annual salary will be $150,000 beginning December 15, 2018. In addition, he is eligible for a performance bonus of 40% of his annual salary. The VP owns 75,000 shares of common stock that are subjected to a claw back if he leaves before thirty-six months starting June 1, 2018. If the VP leaves before the thirty-six months, then the Company will repurchase the unvested shares at $0.001 per share.

On December 15, 2018 the Company entered into an amended employment agreement with its Chief Executive Officer. The CEO annual salary will be $260,000 beginning December 15, 2018.

In addition, he is eligible for a performance bonus of 33% of his annual salary. The CEO owns 324,904 shares of common stock that are subjected to a claw back if he leaves before thirty-six months starting June 1, 2018. If the CEO leaves before the thirty-six months, then the Company will repurchase the unvested shares at $0.001 per share.

On December 15, 2018 the Company entered into an amended employment agreement with its Chief Operating Officer. The COO annual salary will be $225,000 beginning December 15, 2018. In addition, he is eligible for a performance bonus of 40% of his annual salary. In addition, the COO is entitled to a sign on bonus of $40,000 payable in February 2019. The COO owns 250,000 shares of common stock that are subjected to a clawback if he leaves before thirty-six months starting June 1, 2018. If the CEO leaves before the thirty-six months, then the Company will repurchase the unvested shares at $0.001 per share.

In August 2018, the Company issued 15,000 shares of common stock to three consultants. The shares were valued at $1.69 per share and was expensed in August 2018 when the services were performed. The Company entered into a consulting agreement with Profit Planners Inc.(“PPI”), to provide accounting services. In addition, Wesley Ramjeet, the owner of PPI is the Company’s Chief Financial Officer and Board Member. PPI monthly fee is $10,000 for the first 12 months. PPI will be entitled to a 20% bonus upon the completion of $10,000,000 capital or debt funding and will be entitled to a 10% bonus if the Company meets its annual targets as determined by the agreement.

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